ASSIGNMENT OF MEMBERSHIP INTEREST
                                       IN
                               ENERGY FUND II, LLC
                       AN OREGON LIMITED LIABILITY COMPANY


         FOR GOOD AND VALUABLE CONSIDERATION, Christenson Leasing Company, LLC hereby assigns and transfers to Destination Capital, LLC 184 Units of Energy Fund II, LLC (the "Company") which represent all of the Units of the Company owned by Christenson Leasing Company, LLC.

         FOR GOOD AND VALUABLE CONSIDERATION, Destination Capital, LLC further assigns and transfers to JMW Group, LLC ("Assignee") all such 184 Units of the Company.

         Effective December 19, 2005.

CHRISTENSON LEASING COMPANY, LLC          DESTINATION CAPITAL, LLC
By: Aequitas Capital Management, Inc.,    By: Aequitas Capital Management, Inc.,
       its Manager                               its Manager


By: /s/ ROBERT J. JESENIK                 By: /s/ ROBERT J. JESENIK
   ------------------------------------      -----------------------------------
   Robert J. Jesenik, CEO                    Robert J. Jesenik, CEO

ACKNOWLEDGED AND ACCEPTED:

JMW GROUP, LLC
By: Aequitas Capital Management, Inc.,
       its Manager


By: /s/ ROBERT J. JESENIK
   ------------------------------------
   Robert J. Jesenik, CEO

         Pursuant to Article 8 of the Operating Agreement of the Company, the undersigned Manager of the Company hereby approves the foregoing transfers of a membership interest in the Company.

                                         AEQUITAS CAPITAL MANAGEMENT, INC.


                                         By: /s/ ROBERT J. JESENIK
                                            ------------------------------------
                                            Robert J. Jesenik, CEO